Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Cryo-Cell International, Inc. of our report dated February 22, 2022, relating to the 2021 consolidated financial statements of Cryo-Cell International, Inc. which report expresses an unqualified opinion, which is incorporated by reference in this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Wipfli LLP

April 27, 2022